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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                          Leading Edge Packaging, Inc.
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             (Exact name of registrant as specified in its charter)

     Delaware                                           22-3432883
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(State of incorporation or organization)    (I.R.S. Employer Identification No.)

    Empire State Building, 350 Fifth Avenue, Suite 3922, New York, NY  10118
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   (Address of principal executive offices)                     (Zip Code)

     Securities to be registered pursuant to Section 12(b) of the Act:

     Title of each class                Name of each exchange on which
     to be so registered                each class is to be registered

      Not applicable                             Not applicable
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     If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. [ ]

     If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. [ ]

     Securities to be registered pursuant to Section 12(g) of the Act:


                    Common Stock, par value, $0.01 per share
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                                (Title of class)

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ITEM 1.   DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     A description of the Common Stock is set forth at page 35 of the Prospectus forming part of the Registration Statement on Form S-1 filed under the Securities Act of 1933, as amended (the "Securities Act"), with the Securities and Exchange Commission on September 27, 1996, Registration No. 333-12911 (the "Registration Statement") on behalf of Leading Edge Packaging, Inc. (the "Registrant"), which is hereby incorporated by reference for all purposes.


ITEM 2.   EXHIBITS.

     1. Certificate of Incorporation, as amended, of the Registrant, incorporated herein by reference to Exhibit 3.1 of the Registration Statement.

     2. Amended and Restated By-laws of the Registrant, incorporated herein by reference to Exhibit 3.2 of the Registration Statement.

     3. Specimen of the Common Stock Certificate of the Registrant, incorporated herein by reference to Exhibit 4.1 of the Registration Statement.

     4. 1996 Incentive Stock Option Plan of the Registrant, incorporated herein by reference to Exhibit 4.4 of the Registration Statement.


     The Registrant hereby further incorporates by reference the description of the Common Stock included in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act.

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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, duly authorized officer.

                                        LEADING EDGE PACKAGING, INC.



                                        By: /s/ Peter Yu-Siu Chu
                                            ---------------------------
                                            Peter Yu-Siu Chu,
                                            President and Chief
                                            Operating Officer


Dated: October 8, 1996